Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors
Donegal Group Inc.

We consent to the use of our reports included and/or incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Philadelphia, PA
November 10, 2003